EXHIBIT 99.1

Maureen Todaro

Vice President, Corporate Communications

Viisage

978.932.2438

mtodaro@viisage.com

Viisage to Acquire Integrated Biometric Technology, Strengthening Identity

Solutions Platform

First Planned Acquisition with L-1 Investment Partners to Add Leading Fingerprint Technology

Solution Provider to Viisage Portfolio and Further Viisage Market Penetration

BILLERICA, Mass. - November 15, 2005 –Viisage (Nasdaq: VISG) announced today the intention to acquire Nashville, Tennessee-based Integrated Biometric Technology (IBT), a leader in providing fingerprinting products, services and solutions to government, civil, and commercial customers that require criminal background checks and screening. This is the first proposed acquisition for Viisage, a leading provider of advanced technology identity solutions, since the announced investment in Viisage by L-1 Investment Partners, LLC of Stamford, Connecticut. The IBT proprietary fingerprint technology and background screening solutions will be offered as part of the Viisage portfolio of identity solution products and are important elements in the Viisage vision of offering an end-to-end solution for securing and managing personal identities. The IBT solutions also are expected to allow Viisage to further penetrate existing markets and create a channel into new market opportunities.

L-1 has entered into a definitive agreement to acquire 60 percent of the outstanding ownership interests of IBT for $35 million in cash and has agreed to acquire the remaining 40 percent on or before January 30th, 2006 for an additional $25 million. It is expected that upon consummation of the L-1 investment in Viisage, anticipated in December 2005, Viisage would acquire from IBT all outstanding stock of IBT for five million newly-issued shares of pre-reverse split Viisage common stock and pay L-1 $35 million in cash, thereby transferring full ownership of IBT to Viisage. The transaction is expected to produce revenue in the $30 to $35 million range and be accretive in 2006.

“Identity solutions that combine leading face recognition and fingerprint solutions with high security credentialing technologies are increasingly in demand,” said Bernard Bailey, president and CEO of Viisage. “The addition of IBT’s expertise in fingerprinting solutions to our existing identity solutions platform is expected to be a very attractive solution for both existing and prospective customers. By combining our two companies’ valuable management resources and assets at the Federal and State level, along with IBT’s penetration into the financial services sector, we believe we are clearly positioning Viisage to achieve sustainable long-term growth.”

IBT would add a deeper dimension to the Viisage portfolio of solutions by automating the electronic processing of fingerprints for criminal background checks and searches with the Federal Bureau of Investigation’s (FBI) Integrated Automated Fingerprint Identification System (IAFIS). IBT also provides this leading fingerprinting solution to the banking, education and securities industries.

IBT’s proprietary software and processes have revolutionized livescan fingerprint capture, management, and transmission, and are used to perform background screening for applicants seeking a new job or individuals who provide services that require their identity to be vetted. For example, pursuant to the USA PATRIOT Act, the estimated 2.7 million commercial drivers that transport hazardous materials are required to undergo background screening. In 2004, the US Transportation Security Administration (TSA) awarded a multi-million dollar contract, with a potential value in excess of $100 million over a -

year period, to IBT under which IBT has deployed a sophisticated network of electronic fingerprint capture devices throughout the United States to process applicants and provide criminal background checks and screening for hazardous materials transportation licenses in 34 states in support of the USA PATRIOT Act mandate.

“The synergies between our goals in building the Viisage identity solutions platform and the unique capabilities of IBT provide great upside opportunities in the high growth identity solutions market,” added Bob LaPenta, chairman and CEO of L-1 Investment Partners, LLC. “IBT is an established company with a solid customer base that is complementary to Viisage’s existing customer base and offers channels into new markets. Viisage and IBT each have a solid base of recurring revenue, which we expect will provide for greater visibility and stability in the businesses going forward.”

IBT customers include US Federal Government agencies, state and local governments as well as the three largest banks in the United States, and 34 state departments of motor vehicles including Connecticut, Delaware, North Dakota, Oklahoma, Rhode Island, and West Virginia. Combining IBT’s success with fingerprinting solutions in the financial market with Viisage’s document authentication, proofing and credentialing solutions is expected to provide highly desirable end-to-end identity proofing solutions for these and other institutions that must meet strict federal regulations for vetting a person’s identity prior to granting privileges to those individuals, such as opening a new bank account.

Charles Carroll, president and CEO of IBT, commented, “IBT customers have benefited tremendously from our fingerprinting solutions, which have helped with significant business issues ranging from background checks for compliance to cost savings from fraud. We are delighted with the plan to become part of a greater suite of identity solutions and believe that Viisage offers the leading solutions in the market today. The synergies provided by this combination will enhance our product offerings as we pursue further opportunities such as TWIC and the Registered Traveler Program.”

Conference call

Viisage will host a conference call with the investment community to discuss the IBT acquisition beginning at 3:30 p.m. ET on Tuesday, November 15, 2005. The dial-in number for the call is 866.356.3093 and the participant conference code is 39459658. Internationally, please dial 617.597.5381, using the same participant conference code. The call also will be available via live audio webcast under the Conference Calls page of the Investors section of the Company’s website (www.viisage.com). To access the webcast, please go to the Company’s website at least 10 minutes prior to the start of the call and follow the directions. A replay of the webcast will be available at Viisage’s website beginning an hour after completion of the call.

About Viisage

Viisage (NASDAQ: VISG) delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage solutions include secure credentials such as passports and drivers’ licenses, biometric technologies for uniquely linking individuals to those credentials, and credential authentication technologies to ensure the documents are valid before individuals are allowed to cross borders, gain access to finances, or granted other privileges. With over 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs. Viisage’s product suite includes FaceTOOLS(R) SDK, Viisage PROOF(TM), FaceEXPLORER(R), Viisage iA-thenticate(R), BorderGuard(R), IdentityTOOLS™, IdentityEXPLORER™, FacePASS(TM) and FaceFINDER(R).

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. The consummation of the IBT acquisition is subject to the completion of L-1’s proposed $100 million investment in the Company. Because this investment is subject to approval by the shareholders of the Company and certain other closing conditions, there can be no assurance that L-1 will consummate an investment in the Company, and therefore that Viisage will complete the acquisition of IBT. There also can be no assurance with respect to the timing of the L-1 investment or the IBT acquisition or the benefits of theL-1 investment or the IBT acquisition. Certain factors that could cause or contribute to such differences include, among other things, the possible inability of the Company or L-1 to satisfy conditions to closing the L-1 investment and/or the IBT acquisition, including but not limited to the requirement that the Company’s shareholders approve the L-1 investment, the size and timing of contract awards, performance on contracts, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in Viisage’s filings with the Securities and Exchange Commission, including without limitation, Viisage’s Form 10-K for the year ended December 31, 2004 and its quarterly reports on Form 10-Q. Viisage expressly disclaims any obligation to update any forward-looking statements.

Viisage has filed a preliminary proxy statement with the Securities and Exchange Commission in connection with the proposed L-1 investment. Investors are urged to read such proxy statement which contains important information. The proxy statement and other documents filed by Viisage with the SEC are available free of charge at the SEC’s website (www.sec.gov) or from Viisage by directing a request to investor@viisage.com, or from Viisage’s website at www.viisage.com.

Viisage and its directors, executive officers, and other employees may be deemed to be participating in the solicitation of proxies from Viisage stockholders in connection with the approval of the proposed transaction. Information about Viisage’s directors and executive officers is available in Viisage’s proxy statement, dated September 7, 2005, for its 2005 Special Meeting in Lieu of Annual Meeting. Additional information about the interests of potential participants is included in the preliminary proxy statement which Viisage has filed with the SEC.